SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (date of earliest event reported)
                                  July 22, 1999




                             PERMANENT BANCORP, INC.
             (Exact name of registrant as specified in its charter)



     Delaware                    0-23370                        35-1908797
-------------------------------------------------------------------------------
 (State or other                (Commission                    (IRS Employer
 jurisdiction of                  File No.)                     Identification
 incorporation)                                                 Number)


  101 Southeast Third Street, Evansville, Indiana              47708
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (812) 428-6800
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                               N/A
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(Former name or former address, if changed since last Report)

Item  5.     Other Events
-------------------------

      On July 22, 1999, the Registrant issued the attached press release announcing quarterly earnings per share increase of 33% from the prior year.


Item 7.     Financial Statements and Exhibits
---------------------------------------------

     (c)  Exhibits.

          99 Press release, dated July 22, 1999.

                                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PERMANENT BANCORP, INC.



Date:   July 23, 1999               By:    /s/ Donald P. Weinzapfel
                                           ----------------------------------
                                           Donald P. Weinzapfel
                                           Chairman and Chief Executive Officer

                                         EXHIBIT 99

                      [PERMANENT BANCORP, INC. LETTERHEAD]


                                       NEWS RELEASE

Donald P. Weinzapfel
Chairman of the Board and                              FOR IMMEDIATE RELEASE
Chief Executive Officer                                ---------------------
Permanent Bancorp, Inc.                                July 22, 1999
101 S.E. Third Street
Evansville, IN  47708                                  FOR FURTHER INFORMATION
812/428-6800                                           ----------------------
                                                       Robert A. Cern
                                                       812/428-6804


       PERMANENT BANCORP, INC. REPORTS QUARTERLY EARNINGS PER SHARE
                   INCREASE OF 33% FROM THE PRIOR YEAR

     EVANSVILLE, INDIANA (NASDAQ: "PERM"), Permanent Bancorp, Inc., the holding company for Permanent Federal Savings Bank, reported earnings for its first fiscal quarter, which ended on June 30, 1999, of $776,900 or $0.20 and $0.19 for basic and diluted per share amounts, respectively, compared to $627,300 or $0.15 and $0.14 for basic and diluted per share amounts, respectively, for the quarter ended June 30, 1998. Net income for the quarter ended June 30, 1999 increased 23.8% while basic earnings per share increased 33% from the comparable quarter of the prior year. Results of operations for the quarter ended June 30, 1999 include the revenues and expenses related to the Company's acquisition of the assets and liabilities of four branch banking locations from NBD Bank on June 26, 1998. In the prior year quarter, revenues and expenses related to the acquired branches are included from the acquisition date.

     Net interest income for the quarter ended June 30, 1999 was $3.37 million or approximately 23% greater than the prior year. Non-interest income rose $159,300 or 28% and non-interest expense increased by approximately $644,000 or 29% from the prior year.

     Total assets at June 30, 1999 were $497.8 million, a decrease of $9 million, or approximately 2% from June 30, 1998. Net loans increased by approximately $60.5 million or 23% from June 30, 1998 and deposits decreased 7.8 million or 2% from June 30, 1998.

     Stockholder's equity at June 30, 1999 was $39.5 million, a 9% decrease from March 31, 1998. Stockholder's equity decreased primarily as a result of the repurchase of 302,100 of its shares in August 1998.

     The Company provides services and products through Permanent Federal Savings Bank. The Bank currently has nine Evansville locations and branches in the communities of Newburgh, Jasper, Oakland City and Fort Branch, Indiana.

Through the Bank's subsidiary, Perma Service Corp., the Bank offers investment products through INVEST Financial Corporation as well as annuities and credit insurance products through its partnership in Family Financial Life Insurance Company. Perma Service Corp. also owns and operates Permanent Insurance Agency, Inc., a full service insurance agency in Evansville.







                               FORWARD-LOOKING STATEMENTS

     The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

     These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from expectations, estimates, and intentions expressed in such forward-looking statements.

     The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.




                                       END

                                 PERMANENT BANCORP, INC.
                     SELECTED FINANCIAL CONDITION AND OPERATING DATA
                           (THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Financial Condition Data as of June 30:

                                                     1999            1998
                                                   --------        --------
Total assets                                       $497,750        $506,725
Loans, net                                          328,115         267,604
Cash and interest bearing deposits                   13,459          29,747
Securities held to maturity                           9,706          17,398
Securities available to sale                        113,996         160,539
Deposits                                            352,474         360,295
Borrowings                                           99,168          85,230
Stockholders' equity                                 39,517          43,463


Operating Data for:

                                                   The Quarter Ended June 30,
                                                      l999             1998
                                                   --------         --------

Interest income                                    $  8,276        $  7,448
Interest expense                                      4,905           4,701
                                                   --------        --------
  Net interest income                                 3,371           2,747
Provision for loan losses                                70              75
                                                   --------        --------

  Net interest income
    after provision for loan losses                   3,301           2,672
                                                   --------        --------

  Non-interest income                                   794             621
                                                   --------        --------

  Non-interest expense                                2,874           2,230
                                                   --------        --------

Income before taxes                                   1,221           1,063
                                                   --------         -------

Provision for taxes                                     444             436
                                                   --------         -------


Net income                                         $    777         $   627
                                                   --------         -------

Earnings per common share:
   Basic                                            $  0.20         $  0.15
   Diluted                                          $  0.19         $  0.14

